Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Michael Foods, Inc. of our report dated March 25, 2004, relating to the financial statements and financial statement schedule of Michael Foods, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

Minneapolis Minnesota

May 14, 2004

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Michael Foods, Inc. of our report dated March 25, 2004, relating to the financial statements and financial statement schedule of Michael Foods, Inc. (the Predecessor) which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

Minneapolis Minnesota

May 14, 2004